SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): February 27, 2003

                                    MBIA INC.
             (Exact name of registrant as specified in its charter)

       Connecticut                       1-9583                  06-1185706
(State or other jurisdiction of    (Commission File Number)    (IRS Employer
        incorporation)                                      Identification No.)

             113 King Street,
             Armonk, New York                                 10504

(Addresses of principal executive offices)            (Zip or Postal Codes)

    Registrant's telephone number in the United States, including area code:
                                 (914) 273-4545


Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)     Exhibits

        Exhibit 99.1 Press Release dated February 27, 2003.

Item 9. REGULATION FD DISCLOSURE

        On February 27, 2003, MBIA Inc. (the "Registrant") announced that the company has reinitiated its share repurchase program in light of current market conditions and the trading levels of MBIA shares. The company had previously halted its share repurchases in November upon becoming aware of significant short selling activity in its stock.

        The company has approximately 3.4 million shares remaining in the 11.25 million share buyback program. Subject to changes in business and market conditions, the company will likely repurchase the remaining shares under the original Board authorization by the end of 2003.

        Attached is a copy of the press release.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    MBIA INC.

                                                    By:  /s/ Ram D. Wertheim
                                                         ----------------------
                                                         Ram D. Wertheim
                                                         General Counsel
Date: February 27, 2003


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